As filed with the Securities and Exchange Commission on November 9, 2001
                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933
                                 ---------------

                                 CRIIMI MAE INC.
            (Exact name of registrant as specified in its charter)

          Maryland                                    52-1622022
(State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)

                           11200 Rockville Pike
                       Rockville, Maryland 20852
      (Address, including zip code, of principal executive offices)
                             ---------------

                            2001 Stock Incentive Plan
                            (Full title of the Plan)
                                ---------------

                               William B. Dockser
                              Chairman of the Board
                              11200 Rockville Pike
                            Rockville, Maryland 20852
                                 (301) 816-2300
(Name, address and telephone number, including area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                     Proposed     Proposed Maximum
                Title of                          Amount             Maximum         Aggregate        Amount of
               Securities                         to be           Offering Price   Offering Price  Registration Fee
            to be Registered                    Registered          Per Share

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      610,000 shares (1)      $ 2.60(2)     $ 1,586,000(2)   $ 396.50
====================================================================================================================

     (1) Represents the maximum number of shares of Common Stock of CRIIMI MAE Inc. (the "Registrant") issuable under the Registrant's 2001 Stock Incentive Plan (the "Plan"). This number of shares has been adjusted to reflect a one-for-ten reverse stock split effected October 17, 2001.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the "Securities Act") based on the average of the high and low prices of the Registrant's Common Stock on November 7, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants under the Plan as specified in Rule 428(b)(1) under the Securities Act.

     Such document(s) are not being filed with the Securities and Exchange Commission (the "SEC"), but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The  following   documents  filed  by  the  Registrant  with  the  SEC  are incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on form 10-K for the year ended December 31, 2000.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

     4. The Registrant's Current Report on Form 8-K filed January 22, 2001.

     5. The Registrant's Current Report on Form 8-K filed June 1, 2001.

     6. The Registrant's Current Report on Form 8-K filed July 10, 2001.

     7. The Registrant's Current Report on Form 8-K filed August 14, 2001.

     8. Description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the SEC on October 16, 1989.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

     Under Maryland law, a corporation formed under Maryland law is permitted to limit, by provisions in its articles of incorporation, the liability of its directors and officers to the corporation or its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Articles of Incorporation and Bylaws include such a provision, which limits such liability to the fullest extent permitted by Maryland law.

     The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers, and may indemnify other persons who may be indemnified, to the fullest extent permitted by Maryland law against any liability and related expenses (including attorneys' fees) incurred in conjunction with any proceeding or threatened proceeding in which any of them may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Registrant's business. The Registrant has purchased and maintains liability insurance against liabilities that may be asserted against such persons in connection with the Registrant, whether or not indemnification against such liabilities would be permitted under the provisions of the Registrant's Articles of Incorporation and Bylaws.

     Section 2-418 of the General Corporation Law of the State of Maryland provides, together with the Registrant's Articles of Incorporation and Bylaws described above, for the indemnification of directors, officers and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursements of expenses incurred) arising under the Securities Act.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.
                                Exhibit Schedule

        Exhibit No.                   Description of Exhibit

Exhibit 3 Registrant's Articles of Amendment and Restatement, including Exhibits thereto filed with the Maryland State Department of Assessments and Taxation on April 17, 2001 (incorporated by reference herein to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 1, 2001).

Exhibit 4 Registrant's 2001 Stock Incentive Plan (incorporated by reference to Annex B to Definitive Proxy Statement filed with the SEC on August 16, 2001).

Exhibit 5 Opinion of Venable, Baetjer and Howard, LLP. Filed herewith.

Exhibit 23.1 Consent of Venable, Baetjer and Howard, LLP. Included in Exhibit 5 hereto.

Exhibit 23.2            Consent of Arthur Andersen LLP.  Filed herewith.

Exhibit 24 Power of Attorney. Included on the signature page of this Registration Statement.

Item 9.           Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                     (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on the ninth day of November 2001.

                                             CRIIMI MAE INC.



                                             /s/William B. Dockser
                                             -----------------------------
                                             William B. Dockser
                                             Chairman of the Board and
                                             Principal Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints William B. Dockser and H. William Willoughby, and each of them severally, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Name                       Title                             Date
        ----                       -----                             ----

/s/William B. Dockser
--------------------------   Chairman of the Board              November 5, 2001
William B. Dockser        (Principal Executive Officer)

/s/H. William Willoughby
-------------------------- Director, President and Secretary    November 6, 2001
H. William Willoughby

/s/Cynthia O. Azzara
--------------------------   Senior Vice President, Chief       November 8, 2001
Cynthia O. Azzara           Financial Officer and Treasurer
                          (Principal Financial and Accounting
                                      Officer)

/s/Robert J. Merrick
--------------------------           Director                   November 2, 2001
Robert J. Merrick

/s/Robert E. Woods
--------------------------           Director                   November 2, 2001
Robert E. Woods

/s/John R. Cooper
--------------------------           Director                   November 2, 2001
John R. Cooper

/s/Alan M. Jacobs
--------------------------           Director                   November 2, 2001
Alan M. Jacobs

/s/Donald J. MacKinnon
--------------------------           Director                   November 2, 2001
Donald J. MacKinnon

/s/Donald C. Wood
--------------------------           Director                   November 2, 2001
Donald C. Wood

/s/Michael F. Wurst
--------------------------           Director                   November 8, 2001
Michael F. Wurst

                                  EXHIBIT INDEX

                                Exhibit Schedule

Exhibit No.                                  Description of Exhibit

Exhibit 3 Registrant's Articles of Amendment and Restatement, including Exhibits thereto filed with the Maryland State Department of Assessments and Taxation on April 17, 2001 (incorporated by reference herein to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 1, 2001).

Exhibit 4 Registrant's 2001 Stock Incentive Plan (incorporated by reference to Annex B to Definitive Proxy Statement filed with the SEC on August 16, 2001).

Exhibit 5          Opinion of Venable, Baetjer and Howard, LLP.  Filed herewith.

Exhibit 23.1       Consent of Venable, Baetjer and Howard, LLP.  Included in
                   Exhibit 5 hereto.

Exhibit 23.2       Consent of Arthur Andersen LLP.  Filed herewith.

Exhibit 24 Power of Attorney. Included on the signature page of this Registration Statement.

                                                                      EXHIBIT 5









                                             November 9, 2001


CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, MD  20852

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as special Maryland counsel for CRIIMI MAE Inc. (the "Corporation") in connection with a registration statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission (the "Registration Statement"), pertaining to the registration of 610,000 shares of common stock (par value $.01 per share) of the Corporation (the "Shares") for issuance and sale pursuant to the Corporation's 2001 Stock Incentive Plan (the "Plan").

                  As special counsel for the Corporation, we are familiar with its Charter and Bylaws. We have examined the prospectus included in its Registration Statement substantially in the form in which it is to become effective and the Plan. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Corporation is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

                  We have also examined and relied upon such corporate records of the Corporation and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. With respect to the documents we have reviewed, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation.

                  Based upon the foregoing, we are of the opinion that when sold, issued and paid for as contemplated in the Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion is intended solely for your use in connection with the transactions described above. No other person may rely on this opinion for any other purpose without our prior written consent.

                                            Very truly yours,


                                            /s/Venable, Baetjer and Howard, LLP
                                            -----------------------------------
                                            Venable, Baetjer and Howard, LLP

                                                                   EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 11, 2001 included in CRIIMI MAE Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


/s/ARTHUR ANDERSEN LLP
-------------------------------
ARTHUR ANDERSEN LLP
Vienna, Virginia
November 9, 2001